AMENDMENT NO. 21
to the

VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

Effective March 1, 2005

Between

JACKSON NATIONAL LIFE INSURANCE COMPANY
("CEDING COMPANY")

and

Chubb ~~**ACE**~~ **TEMPEST LIFE REINSURANCE LTD.**
("REINSURER")

Effective April 25, 2016, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to add new funds and to record fund name changes and fund mergers that were effective September 28, 2015 and April 25, 2016. To effect these changes, the following provision of this Agreement is hereby amended:

- Schedule B-2, *Subaccounts Subject to this Reinsurance Agreement*, amendment #20, is hereby replaced by the attached Schedule B-2.

Jackson National Life Insurance Company

By [signature]
Name Robert W. Hanson
Title Vice President
Date 8/19/16

ACE Tempest Life Reinsurance Ltd.

By [signature]
Name David Drury
Title Director
Date 6/6/16

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Fund Name	Comment	Product Availability
JNL Alt 65	• New 4/6/2009 • Name changed from JNL Institutional Alt 65 Fund effective 4/27/2015	All (Restrictions for Retirement Latitudes was lifted 5/3/2010)
JNL/American Funds Balanced Allocation Fund	New 4/30/2012	All
JNL/American Funds Global Small Capitalization Fund	New 5/3/2010	All
JNL/American Funds Growth Allocation Fund	New 4/30/2012	All
JNL/American Funds New World Fund	New 5/3/2010	All
JNL/American Funds International Fund	New 5/3/2010	All
JNL/American Funds Growth-Income Fund	New 5/3/2010	All
JNL/American Funds Blue Chip Income and Growth Fund	New 5/3/2010	All
JNL/American Funds Global Bond Fund	New 5/3/2010	All
JNL/AQR Managed Futures Strategy Fund	• New 4/27/2015 • Effective 4/27/2015, JNL/Mellon Capital Global Alpha Fund merged into this fund.	All
JNL/ BlackRock Commodity Securities Strategy Fund.	• New 1/16/2007 • Name changed from JNL/Credit Suisse Global Natural Resources effective 9/28/2009. • Effective 10/11/2010, name changed from JNL/Credit Suisse Commodity Securities Fund. • Effective 4/29/2013 name changed from JNL/BlackRock Commodity Securities Fund.	All
JNL/BlackRock Global Allocation Fund	New 10/11/2010	All
JNL/Brookfield Global Infrastructure and MLP Fund	• New 12/12/2011 • Effective 4/28/2014, name changed from JNL/Brookfield Global Infrastructure Fund.	All
JNL/Capital Guardian Global Balanced Fund	Name changed from JNL/FMR Balanced Fund effective 4/30/2007 and from JNL/FI Balanced Fund effective 12/3/2007	All
JNL/Causeway International Value Select Fund	Name changed from JNL/JP Morgan International Value Fund effective 9/28/2015	All

Fund Name Comment Product Availability JNL/Crescent High Income Fund New 4/25/2016 All JNL/DFA US Core Equity Fund Name changed from JNL/Eagle Core Equity Fund effective 4/30/2012 All JNL/DoubleLine Total Return Fund New 9/28/2015 All JNL/Franklin Templeton Founding Strategy New 1/16/2007 All JNL/Franklin Templeton Global Growth • New 1/16/2007 • Effective 9/16/2013, JNL/M&G Global Leaders Fund merged into this fund. All (available for Retirement Latitudes effective 9/16/2013) JNL/Franklin Templeton Global Multi-sector Bond Fund New 12/12/2011 All JNL/Franklin Templeton Income Fund New 5/1/2006 All JNL/Franklin Templeton International Small Cap Growth Fund • New 12/3/2007 • Name changed from JNL/Capital Guardian International Small Cap Fund effective 5/3/2010. All JNL/Franklin Templeton Mutual Shares New 1/16/2007 All JNL/FPA + DoubleLine Flexible Allocation Fund • New 9/28/2009 • Name changed from JNL/Ivy Asset Strategy Fund effective 4/25/2016 All but Fifth Third JNL/Gold.rnan Sachs Core Plus Bond Fund Name changed from JNL/Salomon Brothers Strategic Bond Fund effective 5/1/2006, from JNL/Western Strategic Bond Fund effective 1/16/2007, and from JNL/Western Asset Strategic Bond Fund effective 4/30/2007. All JNL/Goldman Sachs Emerging Markets Debt Fund New 10/6/2008 All JNL/Goldman Sachs Mid Cap Value Fund New 5/2/05 All JNL/Goldman Sachs U.S. Equity Flex • New 1/16/2007. • Effective 10/11 /2010, name changed from JNL/Credit Suisse Long/Short. All JNL Institutional Alt 20 New 4/6/2009 All (Restriction for Retirement Latitudes was lifted 5/3/2010) JNL Institutional Alt 35 New 4/6/2009 All (Restriction for Retirement Latitudes was lifted 5/3/2010) JNL Institutional Alt 50 New 4/6/2009 All (Restriction for Retirement Latitudes was lifted 5/3/2010)

Fund Name	Comment	Product Availability
JNL/Invesco China-India Fund	• New 3/31/2008 • Name changed from JNL/PAM China-India Fund effective 4/30/2012 • Name changed from JNL/Eastspring Investments China-India Fund effective 4/25/2016 • Effective 4/25/2016, JNL/Eastspring Investments Asia ex-Japan Fund merged into this fund	All
JNL/Invesco International Growth Fund	• Named changed from JNL/Putnam International Equity Fund effective 5/2/05 and from JNL/JPM International Equity Fund effective 12/3/2007. • Effective 10/11/2010, name changed from JNL/AIM International Growth Fund.	All
JNL/Invesco Global Real Estate Fund	• New 5/2/05, • Name changed from JNL/AIM Real Estate Fund effective 10/6/2008. • Effective 10/11/2010, name changed from JNL/AIM Global Real Estate Fund.	All
JNL/Invesco Small Cap Growth Fund	Name changed from JNL/AIM Small Cap Growth Fund effective 10/11/2010.	All
JNL/JPMorgan Mid-Cap Growth Fund	• Name changed from JNL/FMR Capital Growth Fund effective 5/1/2006, from JNL/FMR Mid-Cap Equity Fund effective 4/30/2007, and from JNL/FI Mid-Cap Equity Fund effective 12/3/2007. • Also, JNL/Putnam Mid-Cap Growth Fund was merged with this fund effective 12/3/2007.	All
JNL/JPMorgan U.S. Government & Quality Bond Fund	Name changed from JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund effective 5/1/2006,from JNL/Western U.S. Govt. & Quality Bond Fund effective 1/16/2007, and from JNL/Western Asset U.S. Govt. & Quality Bond Fund effective 4/30/2007.	All
JNL/Lazard Emerging Markets Fund	New 5/1/2006	All
JNL/Invesco Mid Cap Value Fund	• Name changed from JNL/Lazard Mid Cap Value Fund effective 3/31/2008 • Effective 9/16/2013, name changed from JNL/Lazard Mid Cap Equity Fund.	All
JNL/Mellon Capital 10 X 10 Fund	New 4/30/2007.	All but Retirement Latitudes
JNL/Mellon Capital Bond Index Fund		All

Fund Name	Comment	Product Availability
JNL/Mellon Capital Communications Sector Fund		All but Retirement Latitudes
JNL/Mellon Capital Consumer Brands Sector Fund		All but Retirement Latitudes
JNL/Mellon Capital Emerging Markets Index Fund	New 12/12/2011	All
JNL/Mellon Capital Oil & Gas Sector Fund	Name changed from JNL/Mellon Capital Management Energy Sector Fund effective 5/2/2005	All but Retirement Latitudes
JNL/Mellon Capital European 30 Fund	New 10/6/2008	All
JNL/Mellon Capital Financial Sector Fund		All but Retirement Latitudes
JNL/Mellon Capital International Index Fund	Effective 9/15/2014, JNL/ Mellon Capital NYSE® International 25 Fund merged into this fund	All
JNL/Mellon Capital Index 5 Fund	New 4/30/2007.	All but Retirement Latitudes
JNL/Mellon Capital JNL 5 Fund	Effective 4/27/2015, JNL/Mellon Capital JNL Optimized 5 Fund merged into this Fund	All
JNL/Mellon Capital Healthcare Sector Fund	Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund effective 5/2/05	All but Retirement Latitudes
JNL/Mellon Capital Pacific Rim 30 Fund	New 10/6/2008	All
JNL/Mellon Capital S&P ® SMid 60 Fund	New 4/30/2007.	All but Retirement Latitudes
JNL/Mellon Capital S&P ® 24 Fund	• New 5/1/2006 • Effective 9/16/2013, JNL/ Mellon Capital S&P® 10 Fund merged into this fund • Effective 4/27/2015, JNL/Mellon Capital Value Line® 30 Fund merged into this fund.	All
JNL/Mellon Capital S&P 400 MidCap Index Fund	Effective 9/28/2015, JNL/ Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund merged into this fund	All
JNL/Mellon Capital S&P 500 Index Fund	• Effective 4/6/2009, the JNL/Mellon Capital Management Enhanced S&P 500 Stock Index fund was merged into this fund. • Effective 9/28/2009, the JNL/PPM America Core Equity Fund was merged into this fund. • Effective 9/16/2013, JNL/ Mellon Capital VIP Fund merged into this fund.	All
JNL/Mellon Capital Small Cap Index Fund	• Effective 4/6/2009, the JNL/Lazard Small Cap Equity fund was merged into this fund. • Effective 9/16/2013, JNL/ Mellon Capital Select Small-Cap Fund merged into this fund.	All
JNL/Mellon Capital Technology Sector Fund		All but Retirement Latitudes

Fund Name Comment Product Availability JNL/ Mellon Capital Dow Index Fund • Name changed form JNL/Mellon Capital Management the Dow to JNL/Mellon Capital Dow 10 Effective 1/17/2006 * Name changed from JNL/Mellon Capital Dow 10 Effective 9/28/2015 All JNL/Mellon Capital Nasdaq® 100 Fund • Effective 10/4/2004. * Name changed from JNL/Mellon Capital Management Nasdaq® 15 Fund effective 12/3/2007 • Name changed from JNL/Mellon Capital Nasdaq® 25 Fund effective 4/25/2016 All JNL/Mellon Capital Global 30 Fund Name changed from JNL/Mellon Capital Global 15 Effective 9/28/2015 All JNL/Morgan Stanley Mid Cap Growth Fund New 4/30/2012 All but Retirement Latitudes New 4/30/3012 All but Retirement Latitudes JNL/Neuberger Berman Strategic Income Fund JNL/Multi-Manager Small Cap Growth Fund Name changed from JNL/Eagle Small Cap Equity effective 9/28/2015 All JNL/Multi-Manager Small Cap Value Fund • New 5/2/2005 • Name changed from JNL/Franklin Templeton Small Cap Value Fund Effective 9/28/2015 All JNL/Oppenheimer Global Growth Fund . Effective 4/28/2014, JNIIM&G Global Basics Fund merged into this fund • Effective 4/25/2016, JNL/Capital Guardian Global Diversified Research Fund merged into this fund All (available for Retirement - Latitudes effective 4/28/2014) JNL/PIMCO Credit Income Fund New 9/28/2015 All JNL/PIMCO Real Return New 1/16/2007 All JNL/PIMCO Total Return Bond Fund New 4/27/2015 All JNL/PPM America Floating Rate Income Fund New 5/2/2011 All JNL/ PPM America High Yield Bond Fund Name changed from JNL/Salomon Brothers High Yield Bond Fund effective 5/1/2006, from JNL/Western High Yield Bond Fund effective 1/16/2007, and from MIL/Western Asset High Yield Bond Fund effective 4/30/2007. All JNL/PPM America Mid-Cap Value Fund New 3/31/2008 All JNL/PPM America Small Cap Value Fund New 3/31/2008 All JNL/PPM America Total Return Fund New 4/27/2015 All

Fund Name Comment Product Availability JNL/PPM America Value Equity Name changed from JNL/Putnam Value Equity Fund effective 1/16/2007 All (Exclusion of Retirement Latitudes was lifted eff 10/6/08) JNL/Red Rocks Listed Private Equity Fund New 10/6/2008 All JNL/S&P 4 Fund e New 12/3/2007 • Effective 9/28/2015, JNL/Mellon Capital 25 Fund merged into this fund All JNL/S&P Competitive Advantage Fund New 12/3/2007 All but Retirement Latitudes JNL Disciplined Growth • New 1/16/2007 • Name changed from INL/S&P Disciplined Growth effective 8/29/2011 All but Fifth Third JNL Disciplined Moderate • New 1/16/2007 • Name changed from JNL/S&P Disciplined Moderate effective 8/29/2011 All but Fifth Third JNL Disciplined Moderate Growth • New 1/16/2007 • Name changed from JNL/S&P Disciplined Moderate Growth effective 8/29/2011 All but Fifth Third JNL/S&P Dividend Income & Growth Fund • New 12/3/2007 • Effective 9/16/2013, JNL/ Mellon Capital Dow Dividend Fund merged into this fund. All (available for Retirement Latitudes effective 9/16/2013) JNL/S&P Intrinsic Value Fund New 12/3/2007 All but Retirement Latitudes JNL/S&P Managed Aggressive Growth Fund All JNL/S&P Managed Conservative Fund All JNL/S&P Managed Growth Fund Effective 9/28/2009, the JNL/S&P Retirement 2020 Fund and the JNL/S&P Retirement 2025 Fund were merged into this fund. All JNL/S&P Managed Moderate Fund Effective 9/28/2009, the JNL/S&P Retirement Income Fund was merged into this fund. All JNL/S&P Managed Moderate Growth Fund Effective 9/28/2009, the JNL/S&P Retirement 2015 Fund was merged into this fund All JNL/S&P Mid 3 New 4/28/2014 All JNL/S&P Total Yield Fund New 12/3/2007 All but Retirement Latitudes

Fund Name	Comment	Product Availability
JNL/T. Rowe Price Established Growth Fund	• JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05. • JNL/Alger Growth Fund and JNL Oppenheimer Growth Fund were merged with this fund on 4/30/2007.	All
JNL/T. Rowe Price Mid-Cap Growth Fund		All
JNL/T. Rowe Price Short Term Bond Fund	• New 5/1/2006 • Name changed from JNL/Goldman Sachs Duration Bond Fund effective 9/28/2009	All
JNL/T. Rowe Price Value Fund		All
JNL/BlackRock Large Cap Select Growth Fund	• Name changed from JNL/Select Large Cap Growth Fund effective 12/3/2007. • Name changed from JNL/Capital Guardian U.S. Growth Equity Fund effective 4/30/2012 • Effective 9/16/2013, named changed from JNL/UBS Large Cap Select Growth Fund • Effective 4/25/2016, JNL/Invesco Large Cap Growth Fund merged into this fund..	All
JNL/WMC Balanced	Name changed from JNL/Select Balanced effective 5/2/2011	All
JNL/WMC Money Market	Name changed from JNL/Select Money Market effective 5/2/2011	All
JNL/WMC Value	Name changed from JNL/Select Value effective 5/2/2011	All
Fifth Third Balanced VIP Fund	Fund no longer available for new investments effective 8/13/2007 and was liquidated effective 10/12/2007	Fifth Third Only
Fifth Third Disciplined Value VIP Fund	Fund no longer available for new investments effective 8/13/2007 and was liquidated effective 10/12/2007	Fifth Third Only
Fifth Third Mid Cap VIP Fund	Fund no longer available for new investments effective 8/13/2007 and was liquidated effective 10/12/2007	Fifth Third Only
Fifth Third Quality Growth VIP Fund	Fund no longer available for new investments effective 8/13/2007 and was liquidated effective 10/12/2007	Fifth Third Only
JNL General Account

Fund Name Comment Product Availability Guaranteed Five Year Fixed All but Advisors II and Perspective A Series 12 Month DCA All 6 Month DCA All Guaranteed One Year Fixed All but Advisors II Guaranteed Seven Year Fixed All but Advisors II and Perspective A Series Guaranteed Three Year Fixed All but Advisors II and Perspective A Series Note: Effective April 29, 2013, JNL/Mellon Capital Management and JNL/Mellon Capital Mgmt funds changed to JNL/Mellon Capital funds. J1VL ACE 2005 Treaty Schedule B-2 Amendment #21